CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80379) of our report dated March 5, 1998 appearing on page F-1 of the Annual Report of Western Beef, Inc. on Form 10-K for the year ended January 2, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on Page F-25 in this Form 10-K.

PRICE WATERHOUSE LLP

New York, New York
March 31, 1998